UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2004 (January 22, 2004)

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28536	74-2781950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10101 Reunion Place, Suite 450, San Antonio, Texas		78216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 302-0444

Item 5. Other Events and Regulation FD Disclosure

              In January 2004, New Century Equity Holdings Corp. (the “Company”) entered into an agreement with the former majority shareholders of Operator Service Company (“OSC”) to settle all claims related to the April 2000 acquisition of OSC by the Company. Under the terms of the agreement, the Company will transfer to the former OSC majority shareholders 525,000 shares of the common stock of Sharps Compliance Corp. (“Sharps”) owned by the Company. Additionally, the former OSC majority shareholders agreed to a voting rights agreement which allows the Company to direct the vote of their New Century shares owned. Subsequent to the transfer of the Sharps common stock shares, the Company’s interest in Sharps will be 3.6% of the outstanding shares. The Company will record a non-cash charge to discontinued operations in the fourth quarter of 2003 of approximately $390,000 in conjunction with the settlement agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY EQUITY HOLDINGS CORP.
Date: January 23, 2004	By: /s/ DAVID P. TUSA —————————————— Name: David P. Tusa Title: Executive Vice President, Chief Financial Officer and Corporate Secretary